Third Quarter Earnings OCTOBER 20, 2015

Brand names shown in this presentation are registered trademarks of IDEX Corporation and/or its subsidiaries • IDEX’s Outlook • Q3 2015 Financial Performance • Q3 2015 Segment Performance • Fluid & Metering • Health & Science • Fire & Safety / Diversified Products • Guidance Update • Q&A 1 AGENDA

Brand names shown in this presentation are registered trademarks of IDEX Corporation and/or its subsidiaries • Dial toll–free: 877.660.6853 • International: 201.612.7415 • Conference ID: #13604137 • Log on to: www.idexcorp.com 2 Replay Information

Brand names shown in this presentation are registered trademarks of IDEX Corporation and/or its subsidiaries Cautionary Statement Under the Private Securities Litigation Reform Act This presentation and discussion will include forward-looking statements. Our actual performance may differ materially from that indicated or suggested by any such statements. There are a number of factors that could cause those differences, including those presented in our most recent annual report and other company filings with the SEC. 3

Brand names shown in this presentation are registered trademarks of IDEX Corporation and/or its subsidiaries 4 IDEX Q3 Financial Performance Sales Adjusted EPS* Adjusted Operating Margin* Free Cash Flow $0 $200 $400 $600 Q3 $533 $504 2014 2015 $0.00 $0.50 $1.00 Q3 $0.88 $0.89 2014 2015 15.0% 17.0% 19.0% 21.0% 23.0% Q3 20.8% 21.5% 2014 2015 $0 $50 $100 $150 Q3 $92 $105 2014 2015 Organic: 4% decrease 70 bps increase 1% increase 15% increase Operating Margin increased 70 bps and FCF was 132 percent of net income * Q3’15 EPS / Operating Margin data adjusted for restructuring expenses ($4.7M ), and the gain on the sale of the Ismatec product line ($18.1M)

Brand names shown in this presentation are registered trademarks of IDEX Corporation and/or its subsidiaries 5 Fluid & Metering Orders Sales Q3 Sales Mix: Organic -4% Acquisition 3% Fx -4% Reported Sales -5% Q3 Summary:  Water Services growth continues to benefit from increases in municipal spending, particularly in the US and UK  Industrial softness continued in North America for pump distribution and large projects  Energy’s mid and downstream North American business remained stable from second quarter, and European project orders continued to improve  Agriculture 2016 preseason orders have been soft, and OEM market not expected to rebound in 2015 Adjusted Operating Margin* $0 $100 $200 $300 Q3 $220 $210 2014 2015 20.0% 22.0% 24.0% 26.0% Q3 24.5% 23.3% 2014 2015 Organic: 3% decrease $0 $100 $200 $300 Q3 $223 $212 2014 2015 Organic: 4% decrease 120 bps decrease End market conditions expected to remain pressured for the remainder of 2015 * Q3’15 Operating Margin data adjusted for restructuring expenses ($2.5M)

Brand names shown in this presentation are registered trademarks of IDEX Corporation and/or its subsidiaries 6 Health & Science Orders Sales Adjusted Operating Margin* $0 $50 $100 $150 $200 Q3 $174 $177 2014 2015 21.5% 22.0% 22.5% Q3 22.1% 21.7% 2014 2015 Organic: 2% increase $0 $50 $100 $150 $200 Q3 $191 $185 2014 2015 Organic: 3% decrease 40 bps decrease Organic orders were up 2 percent year-over-year Q3 Sales Mix: Organic -3% Acquisition 4% Fx -4% Reported Sales -3% Q3 Summary:  Scientific Fluidics end markets, particularly, analytical instrumentation, bio and in-vitro diagnostics, continue to deliver strong growth  Sealing Solutions saw strength in the semiconductor market, offset by continued softness in oil and gas and heavy equipment markets  IOP improved profitability while markets weakened in the quarter  MPT order growth will benefit early 2016, while 2015 continues to be challenged by a lack of spending on large capital projects * Q3’15 Operating Margin data adjusted for restructuring expenses ($1.8M)

Brand names shown in this presentation are registered trademarks of IDEX Corporation and/or its subsidiaries 7 Fire & Safety / Diversified Orders Sales Adjusted Operating Margin* $0 $50 $100 $150 Q3 $114 $99 2014 2015 20.0% 25.0% 30.0% 35.0% Q3 26.1% 30.7% 2014 2015 Organic: 8% decrease $0 $50 $100 $150 Q3 $120 $107 2014 2015 Organic: 5% decrease 460 bps increase Operating Margin up 460bps from product mix and excellent productivity Q3 Sales Mix: Organic -5% Acquisition 0% Fx -6% Reported Sales -11% Q3 Summary:  Dispensing markets remained solid, and the team saw exceptional operating margin expansion from the continued growth of the X-Smart product  Rescue market growth was uninspiring as municipal funding continues to be delayed, and political difficulties continue in the Middle East  Fire Suppression core pump markets remain solid in the US and UK, and margin expansion was excellent  Band-It remains challenged by depressed oil and gas prices * Q3’15 Operating Margin data adjusted for restructuring expenses ($0.3M)

Outlook: 2015 Guidance Summary

IDEX CORPORATION

Q4 2015

- EPS estimate range: $0.88 – $0.91
- Operating margin: ~ 20.5%
- Tax rate: ~ 27.0 -- 27.5%
- Fx impact: ~3% topline headwind, based on current Fx rates

FY 2015

- EPS estimate range: $3.50 – $3.53
- Organic revenue growth: ~ (3%) – (2%)
- Operating margin: ~ 21%
- Fx impact: ~4% topline headwind, or ~20 cents of EPS based on current Fx rates
- Other modeling items
  - Tax rate: ~ 29%
  - Cap Ex: ~ $45M
  - Free Cash Flow will be ~120% of net income
  - Continued share repurchases: ~ net 3% reduction
  - EPS estimate excludes all future acquisitions and associated costs, the charges associated with 2nd half restructuring actions, and the gain on the sale of the Ismatec product line

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DISCIPLINED CHOICES

Brand names shown in this presentation are registered trademarks of IDEX Corporation and/or its subsidiaries